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                                                                     Exhibit 5.1

                                 ALSTON&BIRD LLP

                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                                Fax: 404-881-4777
                                 www.alston.com


                                September 8, 2000

Paradyne Networks, Inc.
8545 126th Avenue North
Largo, Florida 33773

         Re: Form S-8 Registration Statement --
             Paradyne Networks, Inc. Amended and Restated Equity Incentive Plan and Paradyne Networks, Inc. 1999 Employee Stock Purchase Plan

Ladies and Gentlemen:

         We have acted as counsel for Paradyne Networks, Inc., a Delaware corporation (the "Corporation"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 7,211,084 shares of the Corporation's Common Stock, par value $0.001 per share ("Common Stock"), that may be issued pursuant to the Paradyne Networks, Inc. Amended and Restated 1996 Equity Incentive Plan and Paradyne Networks, Inc. 1999 Employee Stock Purchase Plan (the "Plans"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

         In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Corporation, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. The opinions set forth herein are limited to the General Corporation Law of the State of Delaware.

         Based upon the foregoing, it is our opinion that the 7,211,084 shares of Common Stock covered by the Registration Statement and to be issued pursuant to the Plans, when issued in accordance with the terms and conditions of the Plans, will be validly issued, fully paid and nonassessable.

         This Opinion Letter is provided to you for your benefit solely with regard to the Registration Statement, may be relied upon by you only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.


                                                     Sincerely,


                                                     ALSTON & BIRD LLP


                                                     By: /s/ Laura G. Thatcher
                                                         ---------------------
                                                         A Partner